Exhibit 99.2
CHIEF FINANCIAL OFFICER CERTIFICATION

     In connection with the Annual Report of URS Corporation (the “Company”) on Form 10-K/A for the period ended October 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Martin M. Koffel, the Chief Executive Officer of the Company, hereby certifies, pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 23rd day of July 2003.

/s/ Kent Ainsworth Kent P. Ainsworth Chief Financial Officer

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